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                                                                    Exhibit 10.3


                                                                            OCIP

PHARMACIA


2000 Operations Committee Incentive Plan





November 2000
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2000 OPERATIONS COMMITTEE INCENTIVE PLAN (OCIP) DOCUMENT

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PLAN OBJECTIVE
The Operations Committee Incentive Plan (alternatively referred to as the OCIP, or the Plan) is designed to encourage specific results-oriented actions on the part of members of the Company's Operations Committee (OC). The Plan closely aligns financial rewards with the achievement of specific objectives linked to business results, unit/functional and individual performance, and the participant's demonstrated commitment to the Company's Best-Managed Behaviors. The higher the level of achievement, the greater the financial reward to participants.

ELIGIBILITY
Eligible employees (participants) in the OCIP include all Pharma members of the OC. Ag members of the OC will be covered under their unit's respective annual incentive program.

TARGET AWARDS
Each OCIP participant will have a target incentive percent established at the start of the year (or effective date of hire or transfer if one becomes a participant after the start of the year). Each individual's target incentive percent is established by their senior management, including the Chief Executive Officer. The Compensation Committee of the Board of Directors of Pharmacia Corporation approves the target incentive percent for all Elected Officers. The target is set based on a number of factors, including, but not limited to:

-        Market competitiveness of the position,

-        Job level,

-        Base salary level,

-        Past individual performance, and

- Expected contribution to future company performance and business impact.

PLAN DESIGN
The OCIP contains specific measures related to Company results, Business Unit/Function (BU/F) and Personal results, and Best-Managed Behaviors. These measures are formally defined below.

TOTAL PHARMA SALES GROWTH is defined as the percent increase of 2000 Total Pharma Net Sales over 1999 Net Sales. Total Pharma sales include Pharmaceutical and Global Specialty Operations only, and exclude the Ag portion of Pharmacia Corporation's business. For incentive determination purposes, sales figures may be restated -- following standard accounting practices -- to reflect unusual and/or non-recurring items such as acquisitions, divestitures, extraordinary accounting rule changes, etc.

TOTAL COMPANY EPS is defined as Net Annual Earnings for the entire Pharmacia Corporation (including the Ag business) -- as adjusted for certain special items such as restructuring costs, extraordinary accounting rule changes, etc. -- divided by the average annual number of common shares outstanding.

BU/F MEASURES will be based on each participant's achievement versus his/her PERSONAL OBJECTIVES for 2000. This component of the Plan also has a qualifier linked to CAPITAL CHARGES for the participant's designated business group. More detail on this qualifier will be covered later in the document.

BEST-MANAGED BEHAVIORS will be measured based on an overall assessment made at year-end by senior management (including the CEO) of the participant's demonstrated commitment to these important management principles of the Company.
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WEIGHTING OF INCENTIVE COMPONENTS
The weighting of incentive components will vary based on the participant's designated business group.


                       INCENTIVE COMPONENT MIX / WEIGHTING

-------------------------------------------------------------------------------------------
                    TOTAL
                    PHARMA     TOTAL
                    SALES     COMPANY        BU/F MEASURES &          BEST-MANAGED
                    GROWTH      EPS        PERSONAL OBJECTIVES         BEHAVIORS      TOTAL
-------------------------------------------------------------------------------------------

PHARMA MARKET
REGION HEADS,         15%       15%                 40%                    30%         100%
GBM GVPS,
GSO HEAD

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ALL OTHER
PARTICIPANTS          25%       25%                 20%                    30%         100%

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                                             CAPITAL CHARGE
                                                QUALIFIER:
                                           The BU/F payout is
                                         funded at attained % of
                                         target if 2000 Earnings
                                          Before Taxes Minus 9%
                                          Interest on Operating
                                         Capital Base is equal to
                                            or greater than the
                                          comparable figure for
                                          1999. If less than 1999,
                                           funding for the BU/F
                                            component is zero.
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

DETERMINING INCENTIVE PAYOUTS
Achievement relative to the performance goals established for each component determines the extent to which a participant receives an annual incentive award. The Compensation Committee of the Board of Directors approves the final incentive payments for all Elected Officers.

COMPANY COMPONENTS
For TOTAL PHARMA SALES GROWTH and TOTAL COMPANY EPS, performance is measured relative to the established targets for each component. A combined performance/payout table will be used to determine the Plan's overall incentive funding factor for these two components. This table, which shows the incentive funding factor for various combinations of sales growth and EPS performance, is provided in the back of this document.


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BUSINESS UNIT/FUNCTION (BU/F) MEASURES & PERSONAL OBJECTIVES
This component will be based on the participant's performance versus his/her personal objectives established for 2000. Performance against these objectives will be assessed at year-end by the participant's senior management (including the CEO), and an appropriate payout percent for this component will be determined based on this assessment. Payouts under this component may range from 0% to 200% for any individual participant.

The payout for this component of the Plan will only be funded if the CAPITAL CHARGE QUALIFIER for the participant's designated business group is met. To qualify for the BU/F payout, the 2000 Capital Charge Qualifier of the participant's business group must meet or exceed the comparable figure from 1999. For purposes of this qualifier, the following points will apply:

- The designated business groups for purposes of applying this payout qualifier are as follows:

                      PARTICIPANTS                 DESIGNATED BUSINESS GROUP
                      ------------                 -------------------------
              GCO, GBM and R&D Presidents,          Total Pharma (Rx + GSO)
              Global Supply SVP and Chief
              Scientific Officer

              Pharma Market Region Heads and           Pharma (Rx only)
              GBM Group Vice Presidents

              Global Specialty Operations         Global Specialty Operations

              All Other Participants                     Total Company

- Capital Charge Qualifier = Earnings Before Taxes minus 9% Interest on Operating Capital Base.

-        Operating Capital Base for all participants includes: Inventory;
         Accounts Receivable; Net Property, Plant and Equipment; Net Intangibles from Investments after January 1, 1999; and the Net Book Value of the Company's Biotech Investment.

BEST-MANAGED BEHAVIORS
This component will be measured based on an overall assessment made at year-end by senior management (including the CEO) of the participant's demonstrated commitment to the Company's five Best-Managed Behaviors. These behaviors include:

-         Shared Accountability and Transparency
-         Participative Management
-         Continuous Improvement
-         Listening and Learning
-         Coaching and Developing Others




The payout for this component may range from 0% to 200% of target for any individual participant.

OCIP PAYMENT
At the end of the Plan year, after all results have been finalized for each component, the actual incentive payment for each participant will be determined. If the participant is an Elected Officer, the final incentive payment must be approved by the Compensation Committee of the Board of Directors. Final awards are expected to be issued in March 2001.


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
If a participant has an outstanding debt to the Company at the time an annual incentive payment would otherwise be made, the Company may apply the incentive payment to satisfy the debt. If a participant is found to have violated the Company's Business Ethics Policy, the Company may withhold, within the discretion of the Chief Compliance Officer, all or part of the participant's incentive payment.

GENERAL PLAN PROVISIONS

TARGET INCENTIVE PERCENTS
Target incentive percents are generally established at the start of the year for all participants, or on the effective date of new hire or transfer for participants who become eligible for the OCIP after the start of the Plan year. This target usually remains fixed for the entire Plan year. In those circumstances where a participant's target incentive percent changes during the Plan year, the target in effect at the end of the Plan year will apply for determining the participant's total OCIP award (i.e., target incentive percents will not be prorated).

ELIGIBLE EARNINGS
Final actual incentive percents will be applied to eligible earnings to determine final payout amounts. Eligible earnings are defined as the participant's annual base salary as of December 31, 2000, plus any lump sum merit increases earned during the year. Eligible earnings will be adjusted to reflect:

-        Short term disability periods in excess of 90 days.

-        Any period on long term disability.

-        Any period on unpaid leave of absence.

PARTIAL YEAR ELIGIBILITY
For the 2000 plan year, all OCIP participants will be considered participants for the entire plan year, regardless of when they became an OCIP member. In most cases, participants must be employed as of December 31, 2000, to be eligible for a payout from the 2000 OCIP.

NEW HIRES -- New employees who meet the eligibility requirements of the OCIP will be eligible to receive a prorated incentive based on the time they were eligible for the Plan. Participants must be employed by the Company on December 31, 2000, to be eligible for a prorated incentive in the 2000 OCIP.

TRANSFERS -- For employees who transfer from one job or employee status to another, eligibility will depend on their award eligibility before and after the transfer.

- If an employee transfers from a position that is not eligible to participate in the OCIP to one that is eligible, he/she will be considered a participant in the OCIP for the full year. The employee will not be eligible for a prorated award from the plan he/she was previously participating in.

- If an employee transfers from one OCIP-eligible position to another, the total OCIP award will be based on the eligible earnings, performance measures and annual incentive target in effect on December 31, 2000.

- If an employee transfers from an OCIP-eligible position to one that is not eligible, he/she will cease participating in the OCIP as of the date of transfer. The participant's OCIP award will be prorated based on the time they were eligible for the Plan. Awards will be calculated using the eligible earnings, performance measures and incentive target in effect on the date of transfer. The employee must be employed by the Company on December 31, 2000, to qualify for a partial year OCIP payment. For the time period following OCIP eligibility, the terms and conditions of the plan he/she transfers to will apply.


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TERMINATIONS -- Participants who terminate employment prior to the last day of the incentive period (December 31, 2000) will not be eligible for any OCIP payment for that year unless it is contractually stated in a separation agreement, except for the following circumstances:

- Participants who die or who retire under a Company-sponsored retirement program during the Plan year will be eligible for a prorated award. The award will be calculated from the date when they became eligible for the 2000 OCIP to the date of death or retirement. In the case of the death of a participant, any OCIP award payable to the participant shall be paid to his/her beneficiary in a single payment at the same time as all other incentive awards are distributed. For this purpose, the Plan will use the beneficiary named under the Company-sponsored life insurance plan. If no life insurance beneficiary is designated, the beneficiary will be the decedent's estate.

- Participants who leave the Company under a Company-sponsored disability program, separation program or other program approved by the Management Committee, will be eligible for a prorated OCIP award. The award will be calculated from the date when they became eligible for the 2000 OCIP to the effective date of separation.

Awards for terminees who are eligible for a prorated payment under the above circumstances will be calculated using the eligible earnings, performance measures and incentive target in effect on the date of termination.

LEAVE OF ABSENCE -- Participants who are not actively employed for the entire incentive period because they were on an approved leave of absence, but who are still employed on December 31, 2000, will be eligible to receive a prorated incentive payment for the period he/she was actively working, as well as short term absences and the first 90 days of disability leave.

TAX CONSIDERATIONS, WITHHOLDING AND SAVINGS PLAN CONTRIBUTIONS
Incentive payments under the Plan will be treated as taxable income for the year in which the participant receives the award. The Company will withhold appropriate amounts from all payments to satisfy all federal, state and local tax withholding requirements. Additionally, for employees who participate in the Company's savings plan, contributions to the savings plan will be deducted out of the participant's OCIP payment in an amount equal to the employee's current standard contribution percentage. This same principle also applies to eligible participants who have made prior elections to defer all or a portion of their annual incentive payment into the Company's Savings+Plus deferred compensation program.

NO RIGHTS TO EMPLOYMENT
Nothing in this Plan, and no action taken pursuant to the Plan, shall confer upon any participant the right to continue in the employ of the Company, or affect the right of the Company to terminate any participant's employment at any time and for any or no reason.

PLAN ADMINISTRATION
The general design of the Plan shall be approved and sponsored by the Compensation Committee of the Board of Directors of the Company. Global Human Resources shall have accountability to implement all administrative aspects of the Plan. All payments made under this Plan to Elected Officers of the Company are subject to review and approval by the Compensation Committee. The Chief Executive Officer (CEO) of the Company shall have the full power and authority to interpret the Plan, make factual determinations, and to prescribe, amend and rescind any rules, forms or procedures as deemed necessary or appropriate for the proper administration of the Plan. Any determinations, decisions, actions or interpretations to be made under the Plan by the CEO, including determinations as to issues on which the Plan Document is silent, shall be made in his sole discretion, not in any fiduciary capacity and need not be uniformly applied to similarly situated individuals. All determinations made by the CEO shall be final, conclusive and binding on the Company, all participants, and any other persons having or claiming an interest under the Plan.


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AMENDMENT AND TERMINATION OF THE PLAN
The Company reserves the right to amend or terminate the Plan at anytime by action of the CEO, and in the case of Elected Officers, by action of the Compensation Committee. This right includes, but is not limited to, the modification of eligibility for participation, incentive measures, performance targets and/or performance results. This right also includes the modification of the terms of the Plan as may be necessary or desirable to comply with the laws or local customs of countries in which the Company operates or has employees.

The Company's obligation to pay compensation as herein provided is subject to any applicable orders, rules or regulations of any government agency or office having authority to regulate the payment of wages, salaries, and other forms of compensation.






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
                    2000 OPERATIONS COMMITTEE INCENTIVE PLAN
                           PERFORMANCE/PAYOUT TABLE *

                        TOTAL COMPANY EARNINGS PER SHARE

EPS Growth over 1999>              22%       26%       31%       35%       40%       44%       49%                           53%+
                        <$1.35    $1.35     $1.40     $1.45     $1.50     $1.55     $1.60     $1.65                   > or = $1.70
Total Pharma
Sales Growth            -----------------------------------------------------------------------------------------------------------
> or = 18.0%            100.0%    125.0%    135.0%    142.5%    150.0%    162.5%    175.0%    187.5%                        200.0%
                        -----------------------------------------------------------------------------------------------------------
      17.0%              94.0%    119.0%    129.0%    136.5%    144.0%    156.5%    169.0%    181.5%                        194.0%
                        -----------------------------------------------------------------------------------------------------------
      16.0%              88.0%    113.0%    123.0%    130.5%    138.0%    150.5%    163.0%    175.5%                        188.0%
                        -----------------------------------------------------------------------------------------------------------
      15.0%              82.0%    107.0%    117.0%    124.5%    132.0%    144.5%    157.0%    169.5%                        182.0%
                        -----------------------------------------------------------------------------------------------------------
      14.0%              75.0%    100.0%    110.0%    117.5%    125.0%    137.5%    150.0%    162.5%                        175.0%
                        -----------------------------------------------------------------------------------------------------------
      13.0%              69.0%     94.0%    104.0%    111.5%    119.0%    131.5%    144.0%    156.5%                        169.0%
                        -----------------------------------------------------------------------------------------------------------
      12.0%              63.0%     88.0%     98.0%    105.5%    113.0%    125.5%    138.0%    150.5%                        163.0%
                        -----------------------------------------------------------------------------------------------------------
      11.0%              57.0%     82.0%     92.0%     99.5%    107.0%    119.5%    132.0%    144.5%                        157.0%
                        -----------------------------------------------------------------------------------------------------------
      10.0%              50.0%     75.0%     85.0%     92.5%    100.0%    112.5%    125.0%    137.5%                        150.0%
                        -----------------------------------------------------------------------------------------------------------
       9.0%              46.0%     71.0%     81.0%     88.5%     96.0%    108.5%    121.0%    133.5%                        146.0%
                        -----------------------------------------------------------------------------------------------------------
       8.0%              42.0%     67.0%     77.0%     84.5%     92.0%    104.5%    117.0%    129.5%                        142.0%
                        ----------------------------------------------------------------------------------------------------------
       7.0%              38.0%     63.0%     73.0%     80.5%     88.0%    100.5%    113.0%    125.5%                        138.0%
                        -----------------------------------------------------------------------------------------------------------
       6.0%              34.0%     59.0%     69.0%     76.5%     84.0%     96.5%    109.0%    121.5%                        134.0%
                        -----------------------------------------------------------------------------------------------------------
       5.0%              30.0%     55.0%     65.0%     72.5%     80.0%     92.5%    105.0%    117.5%                        130.0%
                        -----------------------------------------------------------------------------------------------------------
       4.0%              25.0%     50.0%     60.0%     67.5%     75.0%     87.5%    100.0%    112.5%                        125.0%
                        -----------------------------------------------------------------------------------------------------------
      <4.0%               0.0%     25.0%     35.0%     42.5%     50.0%     62.5%     75.0%     87.5%                        100.0%
-----------------------------------------------------------------------------------------------------------------------------------

* Notes:  1) Figures shown in table are stated as "% of target payout"
          2) Payout funding percentage is prorated for incremental performance between the indicated performance/payout levels
          3) Final payout funding percentage will be adjusted to reflect the respective weighting of sales growth and EPS incentive components of each participant


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